Exhibit 3.33
Addendum 3 to the Refining Contract of November 1st 2005
December 10th 2008
Argor-Heraeus SA, Via Moree 14, Mendrisio Switzerland
and
Bong Mieu Gold Mining Company
Agree, based on § 12.1 of the a.m. Contract, to extend the Refining Contract, changing the following articles to new:
7. Return rate of gold and silver contained in the Doré
     The following Return rates shall apply to the gold and silver contained in the Dore:
     (i)  Return rate of gold: 99.90%
     (ii) Return rate of silver: 98.00%
9.1 The Refiner will charge the Supplier for handling, homogenisation, sampling, assaying and refining of the gold and silver contained in the Doré at a rate of: US$0.55 per oz gross weight, as determined by the Refiner according to Subsection 4.4 for each Shipment delivered to it and accepted by it, minimum per sampling lot US$400.00.
Eliminating § 9.2
The other terms of the refining contract remain unchanged.
December 31st 2009
For and on behalf of Argor-Heraeus SA

/s/ Dr. Wilfried H. Hörner Dr. Wilfried H. Hörner Director Refining & Bank Products	/s/ Bernhard Schnellmann Bernhard Schnellmann Director Precious Metals Services
For and on behalf of Bong Mieu Gold Mining Company
/s/ Nguyen Ngoc Quynh
Nguyen Ngoc Quynh
General Director

Limits and penalties for deleterious / disturbing elements:
In the following the most common impurities in refining material are listed and the terms, e.g. the limits and penalties, are defined under which the material is acceptable to Argor-Heraeus SA:
Mercury:
not acceptable
Presence of radioactivity:
not acceptable

Arsenic:

up to	0.01%	no charge
up to	0.03%	US$0.15 / oz gross weight
up to	0.05%	US$0.25 / oz gross weight
up to	0.10%	US$0.40 / oz gross weight
>	0.10%	no smelt will be undertaken

Cadmium:

up to	0.01%	no charge
up to	0.03%	US$0.15 / oz gross weight
up to	0.05%	US$0.25 / oz gross weight
up to	0.10%	US$0.40 / oz gross weight
>	0.10%	no smelt will be undertaken

Selenium:

up to	0.01%	no charge
up to	0.03%	US$0.15 / oz gross weight
up to	0.05%	US$0.25 / oz gross weight
up to	0.10%	US$0.40 / oz gross weight
>	0.10%	no smelt will be undertaken

Bismuth:

up to	0.01%	no charge
up to	0.03%	US$0.15 / oz gross weight
up to	0.05%	US$0.25 / oz gross weight
up to	0.10%	US$0.40 / oz gross weight
>	0.10%	no smelt will be undertaken

Tellurium:

up to	0.01%	no charge

up to	0.03%	US$0.15 / oz gross weight
up to	0.05%	US$0.25 / oz gross weight
up to	0.10%	US$0.40 / oz gross weight
>	0.10%	no smelt will be undertaken

Antimony:

up to	0.01%	no charge
up to	0.03%	US$0.15 / oz gross weight
up to	0.05%	US$0.25 / oz gross weight
up to	0.10%	US$0.40 / oz gross weight
>	0.10%	no smelt will be undertaken

Lead:

up to	0.01%	no charge
up to	0.03%	US$0.15 / oz gross weight
up to	0.05%	US$0.25 / oz gross weight
up to	0.10%	US$0.40 / oz gross weight
up to	5.00%	US$0.75 / oz gross weight
>	5.00%	no smelt will be undertaken

Tin:

up to	0.1%	no charge
up to	0.3%	US$0.05 / oz gross weight
up to	0.5%	US$0.15 / oz gross weight
up to	1.0%	US$0.25 / oz gross weight
up to	3.0%	US$0.40 / oz gross weight
>	3.0%	no smelt will be undertaken

Molybdem	um:

up to	0.1%	no charge
up to	0.3%	US$0.05 / oz gross weight
up to	0.5%	US$0.15 / oz gross weight
up to	1.0%	US$0.25 / oz gross weight
up to	3.0%	US$0.40 / oz gross weight
>	3.0%	no smelt will be undertaken

Copper:

up to	10%	no charge
up to	15%	US$0.05 / oz gross weight
up to	20%	US$0.10 / oz gross weight
up to	30%	US$0.20 / oz gross weight
>	30%	no smelt will be undertaken

This list is not representative for all possible material compositions and is subject to adjustment in case of presence of other elements, which have a negative influence on the process or may cause harm to the personnel or the environment.
In case the Doré bars supplied by the Supplier contain impurities that are not covered by the above mentioned list Argor-Heraeus SA shall have the right to either
•	reject the Shipment; all expenses incurred by the Argor-Heraeus SA in connection with the rejected Shipment being for the account of the Supplier, or

•	ask for additional charges from the Supplier in order to cover any additional cost the Argor-Heraeus SA incurs in connection with such deleterious elements.

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